UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2013 (May 28, 2013)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 28, 2013, Cumberland Pharmaceuticals Inc., or the Company, received executed copies of the First Amendment ("First Amendment") to the Exclusive Distribution Agreement with Cardinal Health 105, Inc., ("Agreement") that was originally entered into on August 9, 2010 and included as an exhibit to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 13, 2010. The Amendment primarily serves to extend the term of the Agreement through June 30, 2016 and revises the fee schedule under the Agreement. Combined, the Agreement and Amendment appoint Cardinal Health 105, Inc., or Cardinal, as the exclusive distribution agent for Acetadote, Caldolor and Kristalose in the United States, Puerto Rico and other countries. Under the Amendment, Cumberland engages Cardinal to assist with its physician sample orders based on the Prescription Drug Marketing Act of 1987 (the “PDMA”) for samples shipping. The Amendment also extends the initial term through June 30, 2016 and it remains terminable by either party upon 120 days notice. After June 30, 2016, the contract is automatically renewed on a year-to-year basis that is terminable by either party with ninety days notice. Under the Amendment and Agreement, Cardinal agrees to provide various services, including storage, distribution, returns, customer support, and system access support to the Company in connection with the distribution of its products under certain guidelines at established fees. The foregoing is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.7.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
10.7.1† First Amendment to Exclusive Distribution Agreement, effective as of March 31, 2013, by and between Cardinal Health 105, Inc. and Cumberland Pharmaceuticals Inc.
† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from Exhibit 10.7.1 and submitted separately to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

June 3, 2013	By: Rick S. Greene

Name: Rick S. Greene
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.7.1	First Amendment to Exclusive Distribution Agreement, effective as of March 31, 2013, by and between Cardinal Health 105, Inc. and Cumberland Pharmaceuticals Inc.